QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Peoples Federal Bancshares, Inc.'s Registration Statement Nos. 333-171383 and 333-176941 on Form S-8 of our report dated November 30, 2011 relating to our audits of the consolidated financial statements as of September 30, 2011 and internal control over financial reporting of Peoples Federal Bancshares, Inc. appearing in this Annual Report on Form 10-K.

/s/ SHATSWELL, MacLEOD & COMPANY, P.C.
SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
December 8, 2011

QuickLinks

  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM